For period ending June 30,
2000
Exhibit No. 77 M

File number 811-8767



At a Special Meeting of
Shareholders initially
convened on November 12, 1999
and reconvened on December 3,
1999, the shareholders of
Correspondent Cash Reserves
Money Market Portfolio and
Correspondent Cash Reserves
Tax Free Money Market
Portfolio, two series of the
Infinity Mutual Funds, Inc.
approved an Agreement and
Plan of Conversion and
Termination providing for the
conversion of the respective
funds into LIR Premier Money
Market Fund and LIR Premier
Tax-Free Money Market Fund,
two new series of the
Registrant.  The transactions
were consummated on January
21, 2000.  Further
information describing this
transaction is hereby
incorporated by reference to
The Infinity Mutual Funds,
Inc.'s Definitive Proxy
Statement filed with the SEC
on September 29, 1999.
(Accession Number:
0001047469-99-037189; SEC
File No. 811-06076).



Exhibit No.77 Q1-G



Information relevant to the
reorganization of
Correspondent Cash Reserves
Money Market Portfolio and
Correspondent Cash Reserves
Tax-Free Money Market
Portfolio, two series of the
Infinity Mutual Funds, Inc.
into LIR Premier Money Market
Fund and LIR Premier Tax-Free
Money Market Fund, including
a copy of the Agreement and
Plan of Conversion and
Termination, is hereby
incorporated by reference
from the Definitive Proxy
Statement filed with the SEC
on September 29, 1999.
(Accession Number:
0001047469-99-037189; SEC
File No. 811-06076).